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                                                                   EXHIBIT 10.12

                                   MEMORANDUM

This Memorandum, dated as of September 28, 2001 (the "Effective Date"), is by and among SonoSite, Inc., a corporation of the State of Washington, United States of America, having a place of business at 21919 30th Drive SE, Bothell, Washington, 98021-3904 ("SonoSite"), Olympus Optical Co., Ltd., having a place of business at 2951 Ishikawa-cho, Hachioji-shi, Tokyo, Japan, 192-8507 ("Olympus"), and Olympus Promarketing, Inc., having a place of business at 3-4 Kandra-Surugadai, Chiyoda-ku, Tokyo, Japan, 101-0062 ("OPM").

SonoSite, Olympus, and OPM agree as follows:

1. Olympus agrees to assign to OPM the distribution agreement entered into by and between SonoSite and Olympus, dated August 1, 1999 (the "Distribution Agreement"), and OPM agrees to accept such assignment. SonoSite acknowledges and agrees that Olympus may assign to OPM the Distribution Agreement.



SonoSite, Inc.                           Olympus Optical Co., Ltd.

By:  /s/ Kevin Goodwin                   By: /s/ Takashi Tsukaya
   -------------------------------          ------------------------------------
Name:  Kevin Goodwin                     Name:  Takashi Tsukaya
Title: President & CEO                   Title: Head of Ultrasound Business Unit
Date:  September 28, 2001                Date:  October 5, 2001



Olympus Promarketing, Inc.

By: /s/ Minoru Nagasawa
   -------------------------------
Name:  Minoru Nagasawa
Title: Director
       Executive Director of Endoscope Division
Date:  October 5, 2001